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                                                                   Exhibit 10.46

                          HOUSTONSTREET EXCHANGE, INC.

                           THIRD AMENDED AND RESTATED
                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

         THIS AGREEMENT, as amended and restated, (the "Agreement") is dated as of March 30, 2001 and is entered into by and among HoustonStreet Exchange, Inc., a Delaware corporation, (the "Company"), those holders of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Stock"), and Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Stock") listed on SCHEDULE A hereto, and purchasers of units consisting of (x) Senior Secured Notes (the "Notes"), (y) Warrants to purchase shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Stock") (the "Series C Warrants"), and (z) Warrants to purchase shares of Common Stock (the "Common Stock Warrants") (the "Unit Purchasers") listed on SCHEDULE A hereto.

         For the purposes of this Agreement, the term "Unit" or "Units" shall mean the units consisting of the Notes, the Series C Warrants and the Common Stock Warrants; provided that any restriction or right which applies to a Unit shall also apply to the individual components thereof to the extent that they no longer constitute a Unit.

                                    RECITALS

                  1. BayCorp Holdings, Ltd., a Delaware corporation ("BayCorp"), Equiva Trading Company, a Delaware general partnership ("Equiva"), Enron Net Works LLC, a Delaware limited liability company ("Enron"), and those other persons identified on SCHEDULE A comprise all the holders of shares of Common Stock, each holding the number of shares of Common Stock listed on SCHEDULE A.

                  2. The Company has issued shares of its Series A Stock pursuant to a Series A Convertible Preferred Stock Purchase Agreement dated as of February 2, 2000; has issued shares of its Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement dated as of March 31, 2000; and has issued Units pursuant to a Senior Secured Note and Warrant Purchase Agreement of even date (the "Note and Warrant Purchase Agreement"). The holders of Series A Stock, Series B Stock and Series C Stock are sometimes referred to in this Agreement individually as a "Preferred Holder" and collectively the "Preferred Holders," and collectively, the Preferred Holders, the Unit Purchasers and the holders of the shares of Common Stock listed on SCHEDULE A and any of their respective transferees who become a party to this Agreement pursuant to Section 7.1 hereof are referred to herein as the "Stockholders."

                  3. Enron purchased 1,781,043 shares of Common Stock pursuant to that certain Common Stock Purchase Agreement by and between the Company and Enron dated as of

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September 20, 2000 (the "Enron Stock Purchase Agreement") and Enron may be
entitled to receive an additional 763,305 shares of Common Stock pursuant to the Enron Stock Purchase Agreement.

                  4. In connection with the Enron Stock Purchase Agreement, on December 4, 2000, the Company issued to Enron a warrant (which, when exercisable, will be defined as the "Enron Warrant") to purchase a minimum of 2,544,347 shares of Common Stock (or such number of shares of Common Stock equal to ten 10% of the outstanding Common Stock on the date of exercise of the Enron Warrant) pursuant to a Warrant Agreement dated as of September 20, 2000.

                  5. The Company, certain holders of shares of Common Stock and certain holders of Series A Stock originally entered into this agreement in furtherance of their desire to protect the management and control of the Company from influence by any person not acceptable to the Stockholders and to assist the Preferred Holders in selling their Co-Sale Shares (as defined below). They, together with the holders of the Series B Stock, amended and restated the original agreement as of February 2, 2000 to enable the holders of Series B Stock to become parties to the agreement. They, together with Enron amended and restated the agreement as of December 4, 2000 (the "Existing Agreement") to enable Enron to become a party to the Existing Agreement.

                  6. The holders of shares of Common Stock, Series A Stock, Series B Stock, Enron and the Unit Purchasers now desire to amend and restate the Existing Agreement in the manner set forth below and to add the Unit Purchasers as parties to this Agreement.

                  7. (a) As used in this Agreement, (i) the term "Shares" shall include (A) all shares of capital stock of the Company held by the Stockholders, whether now owned or hereafter acquired, (B) the Enron Warrant, (C) the Common Stock Warrants and (D) the Series C Warrants and (ii) the term "Preferred Stock" shall include all shares of Series A Stock, Series B Stock and Series C Stock.

                  (b) For purposes of calculating any Stockholder's "pro rata" ownership of Shares, (i) all of the Common Stock Warrants, Series C Stock Warrants and the Enron Warrant (when it becomes exercisable) shall be deemed to have been exercised, (ii) all shares of Preferred Stock of the Company shall be deemed to have been converted into Common Stock and (iii) a Stockholder's "pro rata ownership interest" shall equal a fraction, (A) the numerator of which equals the number of Shares then owned by that Stockholder and (B) the denominator of which equals the aggregate number of Shares then owned by all Stockholders.

                  (c) For purposes of calculating any Stockholder's "pro rata" ownership of the Notes, a Stockholder's "pro rata ownership interest" shall equal a fraction, (i) the numerator of which equals the aggregate principal amount and accrued and unpaid interest outstanding under the Notes then owned by that Stockholders and (ii) the denominator of which equals the aggregate principal amount and accrued and unpaid interest outstanding under all the Notes then owned by all Stockholders.

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                  8. (a) As used in this Agreement, the term "Co-Sale Shares"
means the shares of (i) the Preferred Stock of the Company and, without duplication, the shares of the Common Stock issued or issuable upon conversion of the Preferred Stock of the Company (assuming exercise of the Series C Stock Warrants), (ii) the shares of Common Stock listed on SCHEDULE A as owned by Enron, the shares of Common Stock listed on SCHEDULE A to which Enron may be entitled to pursuant to the Enron Stock Purchase Agreement and, without duplication, the shares of Common Stock issued or issuable upon exercise of the Enron Warrant, (iii) the shares of Common Stock issued or issuable upon exercise of the Common Stock Warrants, (iv) the Common Stock Warrants, (v) the Series C Warrants, and (vi) the Enron Warrant. Without limiting the preceding sentence, the shares of the Common Stock listed on SCHEDULE A as owned by Equiva, BayCorp, Thomas H. Lee Investors Limited Partnership, TSG Equity Fund, L.P., TSG Equity Partners LLC, Thomas R. Shepherd, T. Nathanael Shepherd and Frank W. Getman are not Co-Sale Shares.

                  (b) As used in this Agreement, the term "Co-Sale Notes" means all the Notes.

                  NOW, THEREFORE, for valuable consideration, it is agreed as follows.

1.       Restrictions on Transfer.

         1.1. Any sale, transfer or other disposition, including without limitation, any pledge or hypothecation, whether voluntarily or by operation of law ("Transfer") of any of the Shares or Notes by any of the Stockholders, other than according to the terms of this Agreement, shall be void and transfer no right, title or interest in or to any of such Shares or Notes, as the case may be, to the purported transferee.

         1.2. An original copy of this Agreement, duly executed by each of the parties hereto, shall be delivered to the Secretary of the Company and maintained at the principal executive office of the Company and made available for inspection by any person requesting it.

         1.3. Each of the Stockholders agrees to present the certificates representing the Shares presently owned or hereafter acquired by it to the Secretary of the Company and allow the Secretary to stamp on the certificate in a prominent manner the following legend:

                  "The sale or other disposition of any of the shares represented by this certificate is restricted by a Right of First Refusal and Co-Sale Agreement, dated as of March 30, 2001, as amended from time to time, among certain of the stockholders of this Company and this Company (the "Agreement"). A copy of the Agreement is available for inspection during normal business hours at the principal executive office of this Company."

2.       Transfers Not Subject to Restrictions.

         2.1. A bona fide pledge of Shares or Notes by a Stockholder wherein the pledgee

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         agrees in writing to be bound by the provisions of this Agreement as and to the same extent as the Stockholders shall not be deemed to violate the provisions of Section 1.1.

         2.2. The rights of the Company and the Stockholders under Sections 4 and 5 hereof shall not apply to any Transfer of Shares or Notes by a Stockholder to any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Stockholder (the "Affiliate"), provided the Affiliate provides the Company and the Stockholders with a written agreement to be bound hereby to the same extent as the Stockholders.

         2.3. The rights of the Company and the Stockholders under Section 4 and 5 hereof shall not apply to any Transfer of Shares or Notes by BayCorp that involves the spinoff of its Shares or Notes offered to substantially all stockholders of BayCorp or any similar transaction that results in stockholders of BayCorp acquiring Shares or Notes or the right to acquire Shares or Notes from BayCorp, such Shares or Notes or right to acquire Shares or Notes in an amount that is pro rata to each such stockholder's holdings of BayCorp capital stock.

         2.4. The rights of the Company and the Stockholders under Section 4 and 5 hereof shall not apply to (a) the first 1,000,000 shares of Common Stock that BayCorp transfers (in addition to any exempted Transfers pursuant to Section 2.3) and (b) the first 481,500 shares of Common Stock that Equiva transfers, in each case such number of shares to be adjusted for stock splits, stock dividends, recapitalizations and other similar events.

         2.5 The rights of the Company and the Stockholders under the last sentence of Section 3.2, Section 3.3, Section 4, Section 5 and Section 6 hereof shall not apply to any Transfer by Enron to (a) any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Enron (an "Enron Affiliate") or (b) any person or entity in which an Enron Affiliate serves as the general partner, managing member, or in a similar capacity; provided that any transferee pursuant to clauses (a) or (b) shall provide the Company with a written undertaking to be bound hereby to the same extent as the Stockholders. For purposes of this
         Section 2.5, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership, by contract or otherwise.

3.       Offer of Sale; Notice of Proposed Sale.

         3.1. If a Stockholder desires to transfer any of its Shares or Notes, or any interest in its Shares or Notes, in any transaction other than a Transfer specified in Section 2 of this Agreement, that Stockholder (the "Initial Selling Stockholder") shall first deliver written notice of its desire to do so (the "Notice") to the Company and each of the Stockholders, in the manner prescribed in Section 10.4 of this Agreement.

         3.2. The Notice must specify: (i) the name and address of the party to which the Initial Selling Stockholder proposes to transfer the Shares or Notes, as the case may be,

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         or an interest in the Shares or Notes, as the case may be (the
         "Offeror"), (ii) the number of Shares or Notes, as the case may be, the Initial Selling Stockholder proposes to transfer (the "Offered Shares or Notes"), (iii) the consideration per Share or Note, as the case may be, to be delivered to the Initial Selling Stockholder for the proposed Transfer, (iv) all other material terms and conditions of the proposed transaction and (v) that the Offeror has agreed to purchase all of the Offered Shares or Notes, as the case may be, on the terms and conditions set forth in the Notice. The giving of the Notice shall constitute an irrevocable offer by the Initial Selling Stockholder to sell the Offered Shares or Notes, as the case may be, to the Company and/or the Stockholders on the terms and conditions contained in the Offer.

         3.3. If a majority of the members of the Company's Board of Directors (excluding members employed or designated by the Initial Selling Stockholder) determine in good faith that the proposed transferee is a direct competitor of the Company, then (i) the Company shall so inform the Initial Selling Stockholder within 10 days after the Notice is deemed to have been delivered to the Company and (ii) the Initial Selling Stockholder shall not transfer any of its Shares or Notes, as the case may be, to the proposed transferee.

4.       Company's Option to Purchase.

         4.1. Subject to Sections 4.5 and 6.1, the Company shall have the first option to purchase all or any part of the Offered Shares or Notes, as the case may be, for the consideration per share and on the same terms and conditions specified in the Notice. The Company may only exercise such option, if at all, by written notice to the Initial Selling Stockholder and the other Stockholders no later than 15 days after the Notice is deemed to have been delivered to the Company.

         4.2. In the event the Company does not exercise its option within such 15-day period with respect to all of the Offered Shares or Notes, as the case may be, the Company shall, by the last day of such period, give written notice of that fact to the Initial Selling Stockholder and the other Stockholders (the "Stockholder Notice"). The Stockholder Notice shall specify the number of Offered Shares or Notes, as the case may be, not to be purchased by the Company (the "Remaining Shares or Notes").

         4.3. In the event the Company duly exercises its option to purchase all or any part of the Offered Shares or Notes, as the case may be, the closing of such purchase shall take place at the offices of the Company on the later of (i) the date five days after the expiration of such 15-day period, (ii) the date that the Stockholders consummate their purchase of Remaining Shares or Notes under Section 5.3 hereof or (iii) the date the Initial Selling Stockholder consummates its sale of the Shares or Notes, as the case may be, to the Offeror.

         4.4. To the extent that the consideration proposed to be paid by the Offeror for the Offered Shares or Notes, as the case may be, consists of property other than cash or a promissory note, the consideration required to be paid by the Company and/or the

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         Stockholders exercising their options under Sections 4 and 5 hereof may consist of cash equal to the value of such property, as determined in good faith by agreement of the Initial Selling Stockholder and the Company and/or the Stockholders acquiring such Offered Shares or Notes, as the case may be. In the event the parties are unable to agree upon the cash value of the property offered in consideration for the Offered Shares or Notes, as the case may be, the value of such property shall be determined by a firm of qualified independent appraisers of recognized national standing selected by the Board of Directors of the Company, whose determination shall be final and binding on all parties.

         4.5. Notwithstanding anything to the contrary herein, neither the Company nor any of the Stockholders shall have any right to purchase any of the Offered Shares or Notes, as the case may be, hereunder unless the Company and/or the Stockholders exercise their option or options to purchase all of the Offered Shares or Notes, as the case may be.

5.       Stockholders' Option to Purchase.

         5.1. Subject to Sections 4.5 and 6.1, each Stockholder shall have an option, exercisable for a period of 15 days from the date of delivery of the Stockholder Notice, to purchase, on a pro rata basis according such Stockholder's "pro rata ownership interest" of Shares or Notes, as the case may be, the Remaining Shares or Notes, as the case may be, for the consideration per share and on the same terms and conditions set forth in the Notice. Such options shall be exercised, if at all, by delivery by such Stockholder of written notice to the Secretary of the Company and the Initial Selling Stockholder. Alternatively, each Stockholder that is a holder of Co-Sale Shares or Notes, as the case may be, shall have the option, within the same 15-day period, to notify the Secretary of the Company and the Initial Selling Stockholder of its desire to participate in the sale of the Offered Shares or Notes, as the case may be, on the same terms set forth in the Notice, and the number of Co-Sale Shares or Notes, as the case may be, it wishes to sell; provided that no Stockholder may exercise both of the foregoing options.

         5.2. In the event options to purchase have been exercised by the Stockholders with respect to some but not all of the Remaining Shares or Notes, as the case may be, those Stockholders who have validly exercised their options within the 15-day period specified in Section
         5.1 shall have an additional option, for a period of five days next succeeding the expiration of such 15-day period, to purchase all or any part of the balance of such Remaining Shares or Notes, as the case may be, on the same terms and conditions set forth in the Notice, which option shall be exercised by the delivery of written notice to the Secretary of the Company and the Initial Selling Stockholder. In the event there are two or more such Stockholders that choose to exercise the last-mentioned option for a total number of Remaining Shares or Notes, as the case may be, in excess of the number available, the Remaining Shares or Notes, as the case may be, available for each such Stockholder's option shall be allocated to such Stockholder pro rata based on the "pro rata ownership interest" of Shares or Notes, as the case may be, of the Stockholders so electing.

         5.3. If the options to purchase the Remaining Shares or Notes, as the case may be, are

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         exercised in full by the Stockholders, the Company shall immediately notify all of the exercising Stockholders and the Initial Selling Stockholder of that fact. The closing of the purchase of the Remaining Shares or Notes, as the case may be, shall take place at the offices of the Company or at such other place agreed upon by the parties no later than seven days after the date of such notice to the Stockholders.

6.       Failure to Fully Exercise Options; Co-Sale.

         6.1. If the Company and the Stockholders do not exercise their options to purchase all of the Offered Shares or Notes, as the case may be, within the periods described in this Agreement (the "Option Period"), then all options of the Company and the Stockholders to purchase the Offered Shares or Notes, as the case may be, whether exercised or not, shall terminate, but each holder of Co-Sale Shares or Notes, as the case may be, which has given notice pursuant to Section 5 of such holder's desire to sell Co-Sale Shares or Notes, as the case may be, in the transaction (a "Participating Co-Sale Seller"), shall be entitled to do so pursuant to this Section. The Company shall promptly, on expiration of the Option Period, notify the Offeror and the Initial Selling Stockholder of the aggregate number of Co-Sale Shares or Notes, as the case may be, the Participating Co-Sale Sellers wish to sell. The Initial Selling Stockholder shall use its commercially reasonable efforts to interest the Offeror in purchasing, in addition to the Offered Shares or Notes, as the case may be, the Co-Sale Shares or Notes, as the case may be, that the Participating Co-Sale Sellers wish to sell. If the Offeror does not wish to purchase all of the Co-Sale Shares or Notes, as the case may be, made available by the Initial Selling Stockholder and the Participating Co-Sale Sellers, then each Participating Co-Sale Seller and the Initial Selling Stockholder shall be entitled to sell, at the price (subject to adjustment as described below) and on the same terms and conditions set forth in the Notice (or in the case of a Participating Co-Sale Seller offering Co-Sale Shares that are shares of Preferred Stock of the Company when the Initial Selling Stockholder offers shares of Common Stock, then such terms and conditions as would result if such offered Co-Sale Shares were deemed to have been converted into Common Stock), its "pro rata portion" of the Shares or Notes, as the case may be, being sold to the Offeror. In determining the "pro rata portion" of the Shares being sold to the Offeror of a Participating Co-Sale Seller or an Initial Selling Stockholder for purposes of this Section 6, (i) all shares of Preferred Stock shall be deemed to have been converted into Common Stock, and
         (ii) a Participating Co-Sale Seller's or an Initial Selling Stockholders' "pro rata portion" shall be represented by a fraction,
         (A) the numerator of which equals the number of Shares (on an as-converted basis) then owned by the Participating Co-Sale Seller or the Initial Selling Stockholder and (B) the denominator of which equals the aggregate number of Shares (on an as-converted basis) then owned by the Initial Selling Stockholder and all of the Participating Co-Sale Sellers; provided, that, to the extent that (a) the Offered Shares consist of capital stock of the Company and the Co-Sale Shares consist of the Enron Warrant, the Common Stock Warrants or the Series C Warrants (collectively, the "Warrants"), the price for such Warrants shall be discounted by then current exercise price of such

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         Warrants, (b) to the extent that the Offered Shares consist of Warrants and the Co-Sale Shares consist of Common Stock or Preferred Stock, the price for such Common Stock or Preferred Stock, as the case may be, shall be increased by an amount equal to the then current exercise price of such Warrants and (c) to the extent that the Offered Shares consist of Warrants and the Co-Sale Shares consist of Warrants with different exercise prices, the price for the Warrants constituting Co-Sale Shares shall be equitably adjusted to reflect such difference; provided, further, that, in the event that any adjustment pursuant to clauses (a) or (c) above shall result in a price that is equal to or less than zero (0) for the Warrants constituting Co-Sale Shares, the Participating Co-Sale Seller shall not be entitled to include such Co-Sale Shares. In determining the "pro rata portion" of the Notes being sold to the Offeror of a Participating Co-Sale Seller or an Initial Selling Stockholder for purposes of this Section 6, a Participating Co-Sale Seller's or an Initial Selling Stockholders' "pro rata portion" shall be represented by a fraction, (A) the numerator of which equals aggregate principal amount and accrued and unpaid interest outstanding under the Notes then owned by the Participating Co-Sale Seller or the Initial Selling Stockholder and (B) the denominator of which equals the aggregate principal amount and accrued and unpaid interest outstanding under the Notes then owned by the Initial Selling Stockholder and all of the Participating Co-Sale Sellers.

         The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period.

         6.2. If the Participating Co-Sale Sellers do not elect to sell the full number of Co-Sale Shares or Notes, as the case may be, which they are entitled to sell pursuant to Section 6.1, the Initial Selling Stockholder shall be entitled to sell to the Offeror, according to the terms set forth in the Notice, that number of its own Co-Sale Shares (or Shares, if the Initial Selling Stockholder is not a holder of Co-Sale Shares) or Notes, as the case may be, which equals the difference between the number of Shares or Notes, as the case may be, desired to be purchased by the Offeror and the number of Co-Sale Shares or Notes, as the case may be, the Participating Co-Sale Sellers are entitled to sell pursuant to Section 6.1. If the Initial Selling Stockholder wishes to transfer any such Shares or Notes, as the case may be, at a price per share which differs from that set forth in the Notice, upon terms different from those previously offered to the Company and the Stockholders, to a transferee other than the Offeror, or more than 60 days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Shares or Notes, as the case may be, shall again be subject to the restrictions set forth in this Agreement.

         6.3. Without implying that unauthorized Transfers are permissible hereunder, the proceeds of any Transfers made by the Initial Selling Stockholder without compliance with the provisions of this Section 6 shall be deemed to be held in constructive trust in such amount as would have been due the Participating Co-Sale Sellers if the Initial Selling Stockholder had complied with this Agreement.

7.       Additional Transfer Restrictions.

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         7.1. Notwithstanding any provision in this Agreement to the contrary, no Transfer of any Shares or Notes other than pursuant to Section 2.3 or Section 2.4 may be made (i) unless the transferor provides, if required by the Company, evidence and assurances satisfactory to the Company in its reasonable discretion (which may include an opinion of counsel and/or appropriate representations and warranties from the transferor and transferee), that such Transfer is made in compliance with all applicable securities laws and regulations promulgated thereunder and (ii) unless the transferee executes and delivers a written instrument acknowledging the receipt of a copy of the provisions and restrictions contained in this Agreement and agreeing to comply herewith and be bound hereby.

         7.2. Any transferee of Shares or Notes, by reason of such transfer, shall become a party to and be bound by this Agreement, as the same may be amended from time to time, and if and when a transferee becomes the owner of any Shares or Notes, this Agreement shall be amended by the Stockholders in any reasonable manner required to continue to provide the rights and protections contemplated herein in substantially the same manner in which such rights and protections were provided prior to such transferee becoming an owner of Shares or Notes. Any transferee of Shares or Notes shall have all of the rights and obligations under this Agreement of the Stockholder that transferred Shares or Notes, as the case may be, to that transferee.

8.       Termination of Agreement.

         8.1. This Agreement shall terminate upon the earliest of the following events:

                  (a) The sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least a majority of the voting power of the capital stock of the surviving corporation);

                  (b) The closing of the Company's initial firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of gross proceeds to the Company at a price to the public of at least $9.50 per share (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other similar events); or

                  (c) such time as less than 25% of the aggregate of all originally issued shares of Preferred Stock are outstanding (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events occurring on or after the date hereof).

         8.2. The provisions of Sections 3, 4, 5, 6 and 7 hereof shall not apply to any sale of Shares or Notes pursuant to a transaction referred to in Sections 8.1(a) or 8.1(b) above.

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9. Transfers of Rights. Subject to Section 8 hereof, this Agreement, and the rights and obligations of each Stockholder hereunder, may be assigned by such Stockholder to any person or entity to which Shares or Notes are transferred (other than a transferee that acquires shares pursuant to Section 2.3, 2.4 or 2.5 hereof) by such Stockholder, and such transferee shall be deemed a "Stockholder" for purposes of this Agreement.

10. General.

         10.1. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         10.2. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of the Company and each other Stockholder hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

         10.3. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

         10.4. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered
         (i) three business days after being sent by certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient at his or its address as set forth SCHEDULE A hereto.

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

         10.5. Complete Agreement. This Agreement, the Note and Warrant Purchase Agreement, the Fourth Amended and Restated Stockholders' Voting Agreement and the Amended and Restated Investor Rights Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings relating to such subject matter.

         10.6. Amendments. No amendment, modification or termination of, or waiver (other than a waiver as to only the rights of the particular party granting the waiver) under any provision of this Agreement relating to the Shares shall be valid unless in writing and signed by Preferred Holders holding 85% of the voting power of the Co-Sale Shares (assuming the exercise of the Series C Warrants, the exercise of the Common Stock Warrants and the conversion into Common Stock of all securities convertible thereinto) and stockholders holding 85% of the Notes (based upon aggregate principal and accrued and unpaid interest) then held by all of the Stockholders; provided that:

                  (a) the consent of the Company or BayCorp, as applicable, shall be required to effect any amendment, modification or termination of, or waiver under, any provision of this Agreement that adversely affects such party's rights or obligations set forth in this Agreement (it being agreed that adding subsequent purchasers does not adversely affect such party's rights or obligations set forth in this Agreement);

                  (b) any amendment, modification or waiver (other than a waiver as to only the rights of the particular party granting the waiver) under this Agreement that is not executed by all of the parties hereto shall affect all of the parties hereto in the same fashion;

                  (c) subsequent purchasers of the Company's capital stock, or options to purchase such capital stock, securities convertible into such capital stock or Notes, shall constitute "Stockholders" for purposes of this Agreement and the securities of the Company owned by such purchasers shall constitute "Shares" and "Co-Sale Shares" for purposes of this Agreement without any amendment hereto;

                  (d) subsequent purchasers of Units shall constitute "Unit Purchasers" for purposes of this Agreement and the Units owned by such purchasers shall constitute "Units" for purposes of this Agreement without any amendment hereto; and

                  (e) any amendment, modification or termination effected in accordance with this Section 10.6 shall be binding upon all parties hereto.

         10.7. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         10.8. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

         10.9. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

IN WITNESS WHEREOF, this Third Amended and Restated Right of First Refusal and Co-Sale Agreement has been executed by the parties hereto as of the day and year first above written.

                                       HOUSTONSTREET EXCHANGE, INC.

                                       By: /s/ Frank W. Getman Jr.
                                           -------------------------------------
                                           Frank W. Getman Jr.
                                           President and Chief Executive Officer

                                       BAYCORP HOLDINGS, LTD.

                                       By: /s/ Frank W. Getman Jr.
                                           -------------------------------------
                                           Frank W. Getman Jr.
                                           President and Chief Executive Officer

                                       EQUIVA TRADING COMPANY

                                       By: /s/ W.J. Finnerty
                                           -------------------------------------
                                           Name: W.J. Finnerty
                                           Title: Sr. VP-ETCO

                                       THOMAS H. LEE INVESTORS
                                       LIMITED PARTNERSHIP

                                       By: /s/ Wendy Masler
                                           -------------------------------------
                                           Name: Wendy Masler
                                           Title: SVP + Treasurer

                                       TSG  EQUITY FUND, L.P.

                                       By: /s/ T. Nathanael Shepherd
                                           -------------------------------------
                                           Name: T. Nathanael Shepherd
                                           Title: President

                                       TSG EQUITY PARTNERS LLC

                                       By: /s/ T. Nathanael Shepherd
                                           -------------------------------------
                                           Name: T. Nathanael Shepherd
                                           Title:President


                                       THOMAS R. SHEPHERD

                                       /s/ Thomas R. Shepherd
                                       -----------------------------------------

                                       T. NATHANAEL SHEPHERD

                                       /s/ T. Nathanael Shepherd
                                       -----------------------------------------


                                       FRANK W. GETMAN JR.

                                       /s/ FRANK W. GETMAN JR.
                                       -----------------------------------------


                                       ENRON NET WORKS LLC

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       MICHAEL DESROCHERS

                                       /s/ Michael Desrochers
                                       -----------------------------------------


                                       BARRETT MCDEVITT

                                       /s/ Barrett McDevitt
                                       -----------------------------------------


                                       PETER GETMAN

                                       /s/ Peter Getman
                                       -----------------------------------------


                                       JAMES S. GORDON

                                       /s/ James S. Gordon
                                       -----------------------------------------


                                       MITCHELL JACOBS

                                       /s/ Mitchell Jacobs
                                       -----------------------------------------

                                       WILLIAMS ENERGY MARKETING &
                                       TRADING COMPANY

                                       By: /s/ William C. Lawson
                                           -------------------------------------
                                           Name: William C. Lawson
                                           Title: Director


                                       SAPIENT CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       BOWSTREET.COM, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       OMEGA ADVISORS, INC. for and on behalf of Omega Capital Partners, L.P.,
                                       Omega International Partners, L.P.,
                                       Omega Overseas Partners, Ltd., and
                                       various institutional accounts under the investment management of Omega Advisors, Inc.

                                       By: /s/ David Bloom
                                           -------------------------------------
                                           Name: David Bloom
                                           Title: Chief Operating Officer

                                       ELLIOTT ASSOCIATES, L.P.

                                       By: /s/ Paul Singer
                                           -------------------------------------
                                           Name:
                                           Title:

                                       KROAD VENTURES, L.P.
                                       By:      KRoad Partners, LLC
                                                    Its General Partner

                                       By: /s/ David L. Tohir
                                           -------------------------------------
                                           Name: David L. Tohir
                                           Title: Senior Vice President

                                       VIVENDI, S.A.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       CONOCO, INC.

                                       By: /s/ E.L. Oshlo
                                           -------------------------------------
                                           Name: E.L. Oshlo
                                           Title: Vice President

                                       MICROARTS CORPORATION AFFILIATES

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE A


HOLDERS OF COMMON STOCK                                       SHARES
BayCorp Holdings, Ltd.                                    10,000,000
       Attn. Frank W. Getman Jr.
       222 International Drive, Suite 125
       Portsmouth, New Hampshire 03801-6809

Equiva Trading Company                                     4,814,815
       Attention:  William J. Finnerty
       One Allen Center
       500 Dallas Street
       Houston, Texas 77002

Thomas H. Lee Investors Limited Partnership                  200,000
       Attention: Soren Oberg
       75 State Street
       Boston, Massachusetts 02109

TSG Equity Fund, L.P.                                         55,217
       Attention: Thomas R. Shepherd
       636 Great Road
       Stow, MA 01775

TSG Equity Partners LLC                                          667
       Attention: Thomas R. Shepherd
       636 Great Road
       Stow, MA 01775

Thomas R. Shepherd                                             7,939
       c/o TSG Equity Partners LLC
       636 Great Road
       Stow, MA 01775

T. Nathanael Shepherd                                          2,844
       c/o TSG Equity Partners LLC
       636 Great Road
       Stow, MA 01775

Frank W. Getman Jr.                                           60,000
       222 International Drive, Suite 125
       Portsmouth, New Hampshire 03801-6809

Enron Net Works LLC                                        1,781,043
       Attention: Compliance Department; Donna Lowry
       1400 Smith Street
       Houston, Texas 77002
                                                         -----------
                                    TOTAL                 16,922,525

HOLDERS OF CONTINGENT RIGHTS TO RECEIVE COMMON STOCK          SHARES

Enron Net Works LLC                                          763,305
       Attention: Compliance Department; Donna Lowry
       1400 Smith Street
       Houston, Texas 77002

HOLDERS OF WARRANTS TO PURCHASE COMMON STOCK                  SHARES
Enron Net Works LLC                                        2,544,347
       Attention: Compliance Department; Donna Lowry
       1400 Smith Street
       Houston, Texas 77002



HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK               SHARES

Michael Desrochers                                            22,222
Barrett McDevitt                                              22,223
Peter Getman                                                  22,222
       c/o MicroArts Corporation
       655 Portsmouth Avenue
       Greenland, Portsmouth 03840

James S. Gordon                                               26,667
       86 Mt. Vernon Street
       Boston, Massachusetts 02108

Williams Energy Marketing & Trading Company                  800,000
       Attention: Bill Hobbs
       One Williams Center
       P.O. Box 2848
       Tulsa, Oklahoma 74172

Sapient Corporation                                          266,667
       Attention: Wendy Kelly
       One Memorial Drive
       Cambridge, Massachusetts 02142

Bowstreet.com, Inc.                                           66,667
       Attention: Jack Serfass
       1 Harbour Place
       Portsmouth, New Hampshire 03801

Equiva Trading Company                                     1,066,667
       Attention:  William J. Finnerty
       One Allen Center
       500 Dallas Street
       Houston, Texas 77002

Omega Advisors, Inc.                                         666,667
       Attention:  Lawrence M. Robbins
       Wall Street Plaza
       88 Pine Street, 31st Floor
       New York, New York 10005

Elliott Associates, L.P.                                     666,667
       Attention: Michael R. Latina
       712 Fifth Avenue, 36th Floor
       New York, New York 10019

Equiva Trading Company                                       133,334
       Attention:  Arthur Nicoletti
       One Allen Center - 500 Dallas
       Houston, Texas 77002
                                                          ----------
                                    TOTAL                  3,760,003

HOLDERS OF SERIES B CONVERTIBLE PREFERRED STOCK               SHARES
 KRoad Ventures, L.P.
        330 Madison Ave.                                     416,667
        25th Floor
        New York, NY 10017

 Vivendi, S.A.                                               166,667
        c/o KRoad Ventures, L.P.
        330 Madison Ave.
        25th Floor
        New York, NY 10017

 Conoco, Inc                                                 500,000
        600 N. Dairy Ashford
        MA 3128
        Houston, TX 77079-1175
                                                          ----------
                                     TOTAL                 1,083,334

PURCHASERS OF UNITS

             Name and Address               Units/Principal     No. of Series C   No. of Common Stock
             ----------------               ---------------     ---------------   -------------------
                                            Amount of Notes      Stock Warrants        Warrants
                                            ---------------      --------------        --------
BayCorp Holdings, Ltd.                       $8,419,842.00         56,132,280          2,806,614
     Attn:  Frank W. Getman, Jr
     222 International Drive, Suite 125
     Portsmouth, NH 03801-6809
TSG Equity Fund, L.P.                        $   17,763.11            118,421              5,920
     Attn:  Thomas R. Shepherd
     636 Great Road
     Stow, MA 01775
TSG Equity Partners LLC                      $      179.43              1,196                 60
     Attn:  Thomas R. Shepherd
     636 Great Road
     Stow, MA 01775
Thomas R. Shepherd                           $    1,503.60             10,024                501
     c/o TSG Equity Partners LLC
     636 Great Road
     Stow, MA 01775
T. Nathanael Shepherd                        $      553.86              3,692                185
     c/o TSG Equity Partners LLC
     636 Great Road
     Stow, MA 01775
James S. Gordon                              $  187,500.00          1,250,000             62,500
     86 Mt. Vernon Street
     Boston, MA 02108

Mitchell Jacobs                              $  125,000.00            833,334             41,667
     1 Energy Road
     North Dartmouth, MA 02747
KRoad Ventures                               $  160,000.00          1,066,667             53,334
     330 Madison Avenue
     25th Floor
     New York, NY 10017
Equiva Trading Company                       $1,394,354.00          9,295,693            464,785
     Attention:  William J. Finnerty
     One Allen Center
     500 Dallas Street
     Houston, TX 77002
Omega Advisors, Inc.                         $  180,000.00          1,200,000             60,000
     Attention: Ed Levy
     Wall Street Plaza
     88 Pine Street, 31st Floor
     New York, NY 10005
Michael A. Desrochers                        $   83,333.00            555,553             27,778
     c/o MicroArts Corporation
     655 Portsmouth Avenue
     Portsmouth, NH 03840
Barrett McDevitt                             $   83,334.00            555,560             27,778
     c/o MicroArts Corporation
     655 Portsmouth Avenue
     Portsmouth, NH 03840
Peter L. Getman                              $   83,333.00            555,553             27,778
     c/o MicroArts Corporation
     655 Portsmouth Avenue
     Portsmouth, NH 03840
Conoco, Inc.                                 $  437,819.00          2,918,793            145,940
     600 N. Dairy Ashford
     MA 3128
     Houston, TX 77079-1175
Thomas H. Lee Investors Limited              $   75,000.00            500,000             25,000
Partnership
     75 State Street
     Boston, MA 02109